UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SEACOAST FINANCIAL SERVICES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On May 26, 2004, Seacoast Financial Services Corporation mailed the following letter to its Stockholders:

[Seacoast Financial Services Corporation Logo Appears Here]

Kevin G. Champagne

President and Chief Executive Officer

May 25, 2004

YOUR VOTE IS EXTREMELY IMPORTANT

Dear Stockholder,

Proxy materials for a Special Meeting of Stockholders of Seacoast Financial Services Corporation (“Seacoast”) was sent to you on May 13, 2004. Our records indicate that your proxy for this meeting, which will be held on June 28, 2004, has not yet been received. Regardless of the number of shares you may own, it is important that you be represented at the Special Meeting.

At the Special Meeting, you will be asked to vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 26, 2004, as amended April 12, 2004 (the “Merger Agreement”), by and between Seacoast and Sovereign Bancorp, Inc. (“Sovereign”), pursuant to which Seacoast will merge with and into Sovereign (the “Merger”). Upon the completion of the Merger, you will receive either all cash, all common stock of Sovereign (the “Sovereign Common Stock”) or a combination of cash and Sovereign Common Stock for your shares of common stock of Seacoast (the “Seacoast Common Stock”), subject to allocation procedures designed to ensure that 75% of the outstanding shares of Seacoast Common Stock will be converted into the right to receive shares of Sovereign Common Stock and 25% will be converted into the right to receive cash. The exact value of the merger consideration you may receive is described in detail in the proxy materials previously mailed to you (and which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov).

Approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of at least 75% of the outstanding shares of Seacoast Common Stock eligible to be cast at the Special Meeting.

Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy promptly in the envelope provided for your convenience.

Should you have any questions, please do not hesitate to contact our proxy solicitor Georgeson Shareholder at 1-800-733-6092.

We look forward to your support.

Very truly yours,

Kevin G. Champagne

President and Chief Executive Officer

Seacoast Financial Services Corporation

One Compass Place, New Bedford, MA 02740    1-800-322-9313

www.seacoastfinancial.com

Additional Information About the Sovereign/Seacoast Merger

Sovereign and Seacoast filed a registration statement of Form S-4, including a proxy statement/prospectus, with the Securities and Exchange Commission on May 10, 2004. The proxy statement/prospectus was mailed to the stockholders of Seacoast on or about May 13, 2004. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors are able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Sovereign and Seacoast, free of charge on the SEC’s Internet site (http://www.sec.gov). In addition, documents filed by Sovereign with the SEC, including filings that are incorporated by reference in the proxy statement/prospectus, can be obtained, without charge, by directing a request to Sovereign Bancorp, Inc., Investor Relations, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Tel: 610-988-0300). In addition, documents filed by Seacoast with the SEC, including filings that are incorporated by reference in the proxy statement/prospectus, can be obtained, without charge, by directing a request to Seacoast Financial Services Corporation, One Compass Place, New Bedford, Massachusetts 02740, Attn: James R. Rice, Senior Vice President, Marketing (Tel: 508-984-6000). Directors and executive officers of Seacoast may be deemed to be participants in the solicitation of proxies from the stockholders of Seacoast in connection with the Sovereign/Seacoast merger. Information about the directors and executive officers of Seacoast and their ownership of Seacoast common stock is set forth in Seacoast’s Form 10-K/A for the fiscal year ended December 31, 2003 as filed with the SEC on April 29, 2004. Additional information regarding the interests of those participants may be obtained by reading the proxy statement/prospectus regarding the proposed Sovereign/Seacoast merger. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE SOVEREIGN/SEACOAST MERGER.